LETTER OF TRANSMITTAL
To Accompany Certificates Formerly Representing Shares of Common Stock of

Mailing Address: Registrar and Transfer Company Attn: Reorg/Exchange Dept. P.O. Box 645 Cranford, New Jersey 07016-0645	Pre-Split Company Name EXCHANGE AGENT: REGISTRAR AND TRANSFER COMPANY (Stockholder Information) 1-800-368-5948	By Hand: Registrar and Transfer Company Attn: Reorg/Exchange Dept. 10 Commerce Drive Cranford, New Jersey 07016
DESCRIPTION OF CERTIFICATES SURRENDERED
Certificate(s) Enclosed (Attach List if necessary)
(See Instructions) Name(s) and Address of Registered Holder(s)	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)

TOTAL SHARES

You MUST submit ALL your original Acquired Company Name Common Stock certificates in order to complete the exchange process. If you cannot locate your original stock certificate(s), please check the box below, complete the Affidavit for Lost Stock Certificate(s), and carefully follow the instructions on the reverse of this Letter of Transmittal.

□ Check the box to the left if you have lost any of your certificates and complete Affidavit For Lost Stock Certificate(s)s on the reverse side. (See Instruction 5)
SIGNATURES MUST BE PROVIDED BELOW - PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
Ladies and Gentlemen:
          In accordance with the terms and conditions of the ___ For ___ Reverse Split between Pre-split Company Name, a State of Incorporation corporation. The transactions incident thereto (the "Reverse Split"), the undersigned herewith surrenders the above described certificate(s) to Registrar and Transfer Company (the "Exchange Agent"). Prior to the Reverse Split, the certificate(s) represented shares of Pre-split Company Name, $__________ par value common stock (the "Shares").  As part of the Reverse Split, the shareholders of Pre-split Company Name (Old) will receive ____ share of common stock of Post-split Company Name (New) for every ____ share of the Company's common stock held. Pre-split Company Name (Old) shareholders who would be entitled to a fractional share of Post-split Company Name (New) Common Stock will be paid cash in lieu at a rate of $______ per whole share (the "Fractional Share Payment").The Post-split Company Name (New) Common Stock and Fractional Share Payment are referred to collectively as the "Reverse Split".

          I (We) (i) hereby represent and warrant that I (we) have full authority to deliver, surrender, transfer and assign the above certificate(s) as provided herein and agree to furnish or execute any additional documents requested, and to comply with any additional requirements imposed, by the Exchange Agent or Pre-split Company Name to complete such delivery, surrender, transfer and exchange; and (ii) understand and agree that the Instructions on the reverse side of this Letter of Transmittal are part of the terms and conditions for surrender of the enclosed certificate(s) and are incorporated herein by reference.

          This Letter of Transmittal must be signed by registered holder(s) exactly as name appears on the certificate(s), or by the authorized agent of such registered holder(s).

SPECIAL PAYMENT AND/OR ISSUANCE INSTRUCTIONS
(See Instructions 1, 3 and 4)
To be completed ONLY if (i) the New Certificate to be issued and/or (ii) the check in exchange for the Certificate(s) surrendered herewith are to be issued in the name of someone other than the undersigned. The taxpayer identification number of the new owner must be provided. (See Instruction 7)

Issue and deliver New Certificate and/or check to:

SPECIAL DELIVERY INSTRUCTIONS
(See Instruction 1 and 4)
Complete ONLY if the New Certificate and/or the check, as applicable, is to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown under the undersigned's name at the top of the letter.

Mail New Certificate and/or check to:

Name:		Name:
	(Please Print First, Middle & Last Name)		(Please Print First, Middle & Last Name)
Address:		Address:

(including Zip Code)		(including Zip Code)
Dated

IMPORTANT – THE BOX BELOW MUST BE SIGNED AND DATED AND THE SUBSTITUTE FORM W-9
ON THE REVERSE SIDE MUST BE COMPLETED WITH SIGNATURE AND TAX ID NUMBER

IMPORTANT SHAREHOLDER SIGN HERE (Also Complete Substitute Form W-9)		MEDALLION SIGNATURE GUARANTEE Required only if Special Payment and/or Issuance Instructions are provided. (See Instruction 3)

X

X
Must be signed by registered holder(s) exactly as name(s) appear on stock certificate(s).  If signature is by attorney, executor, administrator, trustee or guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title.  See Instruction 2.

Dated

Name(s)
(Please Print)
The signature(s) should be guaranteed by an Eligible Financial Institution or a member of a registered National Securities Exchange or the FINRA pursuant to Securities and Exchange Commission Rule 17Ad-15.
Capacity:

Area Code and Telephone No.:

INSTRUCTIONS FOR SURRENDERING CERTIFICATES
Forming Part of the Terms and Conditions of this Letter of Transmittal

     1.     General. The Letter of Transmittal, properly filled in and signed by or on behalf of the registered holder(s) of PRE-SPLIT COMPANY NAME AND accompanied by certificate(s) for shares of PRE-SPLIT COMPANY NAME when surrendered to the Exchange Agent, Registrar and Transfer Company, at the addresses set forth on the reverse side, will entitle you to receive an equal number of shares of POST-SPLIT COMPANY NAME plus payment of fractional shares, if any, as provided in the Plan and Agreement of Reverse Split. For your convenience, a return envelope addressed to the Exchange Agent is enclosed.
     The method of delivery of the certificate(s) is at the option and risk of the stockholder, but if the certificate(s) or documents are sent by mail, it is suggested that insured or registered mail be used for the stockholder's protection, and you should insure your certificate(s) for 1.5% of their market value.
     Insert in the box at the top of the Letter of Transmittal the certificate number(s) of the common stock certificate(s) which you are surrendering herewith and the number of shares represented by each certificate. If the space provided is insufficient, attach a separate sheet listing this information.
     2.     Authority of Signatory. If the Letter of Transmittal is executed by an agent, attorney, executor, administrator, trustee, guardian or other fiduciary, or by a person acting in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, the full title of such person must be given and proper documentary evidence of his appointment and authority to act in such capacity (including, where necessary, bylaws, corporate resolutions and court orders) must be forwarded with the surrendered stock certificate(s) and this Letter of Transmittal.
     3.     New Certificate/Check Issued in Different Name. If the section entitled "Special Payment and/or Issuance Instructions" is completed, then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program (each an "eligible Institution"). If the surrendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if issuance is to be made to a person other than the registered owner(s), surrendered certificates must be accompanied by a properly endorsed Letter of Transmittal or duly executed stock power(s), in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) with the signatures on the Letter of Transmittal or stock power(s) guaranteed by an Eligible Institution as provided herein.
     4.     Special Delivery Instructions. Indicate the name and address to which the new Certificate and/or Check is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. The shareholder is required to give the social security number or employee identification number of the record owner of the shares or payment. If Special Payment and/or Issuance Instructions have been completed, the shareholder named therein will be considered the record owner for this purpose.
     5.     Letter of Transmittal Required; Surrender of Certificate(s), Lost Certificate(s). You will not receive your new Certificate unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Exchange Agent, together with the certificate(s) evidencing your shares and any required accompanying evidences of authority. If your certificate(s) representing shares of PRE-SPLIT COMPANY NAME has been lost, stolen, or destroyed, you should check the box on the face of the Letter of Transmittal indicating that the certificate(s) is lost, complete the rest of the form including the Affidavit For Lost Certificate(s) on the Letter of Transmittal and return it to us along with a check payable to Travelers Casualty & Surety Company of America in the amount of 1.5% of the market value of the stock (Minimum $25.00) and with any certificate(s) of PRE-SPLIT COMPANY NAME stock in your possession. If your bond premium exceeds $3,750.00 you must contact Registrar and Transfer Company (800) 368-5948 immediately.

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)
     The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

     In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless POST-SPLIT COMPANY NAME, Travelers Casualty & Surety Company of America, and Registrar and Transfer Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

     I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Travelers Casualty & Surety Company of America. My check, payable to the Travelers Casualty & Surety Company of America, to cover the premium of 1.5% of the market value of the stock (Minimum $25.00), is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

     Note: If bond premium exceeds $3,750.00 you must contact Registrar and Transfer Company (800) 368-5948 immediately.

Sign Here:
Co-Owner, if any:	Date:

     6.     Validity of Surrender; Irregularities. All questions as to validity, form and eligibility of any surrender of certificate(s) will be determined by POST-SPLIT COMPANY NAME (which may delegate the power to so determine in whole or in part to the Exchange Agent), and such determination shall be final and binding absent manifest error. POST-SPLIT COMPANY NAME reserves the right to waive any irregularities or defects in the surrender of any certificate(s) and its interpretation of the terms and conditions of this Letter of Transmittal or any other documents delivered therewith with respect to such irregularities or defects shall be in its sole discretion. A surrender will not be deemed to have been validly made until all irregularities and defects have been cured.

     7.     Important Tax Information: Substitute Form W-9. Each surrendering shareholder is required to provide Registrar and Transfer Company with such holder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 below and to certify whether the shareholder is subject to backup withholding. Failure to provide such information on the form, may subject the surrendering shareholder to federal income tax withholding at the applicable withholding rate on payments made to such surrendering shareholder with respect to the shares. If such holder is an individual, the TIN is his or her Social Security number. A holder must cross out item (2) in Part 2 of Substitute Form W-9 if such holder is subject to backup withholding. Certain holders, (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in the Substitute Form W-9 below. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status. Forms of such statements may be obtained from Registrar and Transfer Company. If backup withholding applies, Registrar and Transfer Company is required to withhold tax at the applicable rate of any payments made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

     8.     Inquiries. All inquiries with respect to the surrender of certificates of common stock should be made directly to the Exchange Agent, Registrar and Transfer Company, at 1- 800-368-5948, or via email to info@rtco.com.

PAYER'S NAME: SURVIVING COMPANY NAME
SUBSTITUTE Form W-9 (Rev. October 2007) Department of the Treasury Internal Revenue Service
Part 1 — Taxpayer Identification Number (TIN) – Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions in the Guidelines. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN in the Guidelines.

Social Security Number(s)

OR

Request for Taxpayer Identification Number and Certificate		Employer Identification Number(s)
Note. If the account is in more than one name, see the chart in the Guidelines for guidelines on whose number to enter.

Please fill in your name and address below.	Part 2 — Certification — Under penalties of perjury, I certify that:

Name (as shown on your income tax return)	(1)	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

Business name, if different from above	(2)
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

Check appropriate box.	(3)	I am a U.S. citizen or other U.S. person (defined below).

☐ Individual/Sole proprietor	☐ Corporation
☐ Partnership	☐ Other
Certification Instructions — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

☐ Limited liability company.		(see instructions)
Enter the tax classification
(D=disregarded entity,
C=corporation, P=partnership)
☐ Exempt payee	Sign Here

Address (number, street, and apt. or suite no.)	Signature of
U.S. person __________________________________DATE ___________ , 20__

City, State and ZIP Code

List account number(s) here (optional)

NOTE:  FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE ACQUISITION. PLEASE REVIEW INSTRUCTION #7 FOR ADDITIONAL INFORMATION.